                                                                Exhibit 10.15(b)






                         CONSTRUCTION AGENCY AGREEMENT

                           dated as of June 22, 2001


                                     among


                        ATLANTIC FINANCIAL GROUP, LTD.


                                      and


                              HUGHES SUPPLY, INC.
                             as Construction Agent







                                                               [OPERATING LEASE]

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I          DEFINITIONS..................................................................................  1
     1.1.  Defined Terms........................................................................................  1

ARTICLE II         APPOINTMENT OF CONSTRUCTION AGENT............................................................  2
     2.1.  Appointment..........................................................................................  2
     2.2.  Acceptance; Construction.............................................................................  2
     2.3.  Commencement of Construction.........................................................................  2
     2.4.  Supplements to this Agreement........................................................................  2
     2.5.  Term.................................................................................................  3
     2.6.  Identification of Properties; Construction Documents.................................................  3
     2.7.  Scope of Authority...................................................................................  3
     2.8.  Covenants of the Construction Agent..................................................................  4
     2.9.  Insurance............................................................................................  5

ARTICLE III        THE BUILDINGS................................................................................ 11
     3.1.  Amendments; Modifications............................................................................ 11
     3.2.  Casualty and Condemnation............................................................................ 11
     3.3.  Indemnity............................................................................................ 12
     3.4.  Construction Force Majeure Events.................................................................... 12

ARTICLE IV         PAYMENT OF FUNDS............................................................................. 13
     4.1.  Funding of Property Acquisition Costs and Property Buildings Costs................................... 13

ARTICLE V          CONSTRUCTION AGENCY EVENTS OF DEFAULT........................................................ 14
     5.1.  Construction Agency Events of Default................................................................ 14
     5.2.  Damages.............................................................................................. 15
     5.3.  Remedies; Remedies Cumulative........................................................................ 15
     5.4.  Limitation on Construction Agent's Recourse Liability................................................ 17
     5.5.  Construction Agent's Right to Purchase............................................................... 18
     5.6.  Construction Return Procedures....................................................................... 18
     5.7.  Option to Remarket................................................................................... 19
     5.8.  Rejection of Sale.................................................................................... 21
     5.9.  Return of Leased Property............................................................................ 22
     5.10.  Reimbursements...................................................................................... 23
     5.11.  Building Construction Failure Payment............................................................... 23

ARTICLE VI         NO CONSTRUCTION AGENCY FEE................................................................... 23
     6.1.  Lease as Fulfillment of Lessor's Obligations......................................................... 23

ARTICLE VII        LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS................................................. 23
     7.1.  Exercise of the Lessor's Rights...................................................................... 23
     7.2.  Lessor's Right to Cure Construction Agent's Defaults................................................. 24

ARTICLE VIII       MISCELLANEOUS................................................................................ 24
     8.1.  Notices.............................................................................................. 24
     8.2.  Successors and Assigns............................................................................... 24
     8.3.  GOVERNING LAW........................................................................................ 24
     8.4.  Amendments and Waivers............................................................................... 24
     8.5.  Counterparts......................................................................................... 24
     8.6.  Severability......................................................................................... 24
     8.7.  Headings and Table of Contents....................................................................... 25
     8.8.  Jurisdiction; Waivers................................................................................ 25

EXHIBITS

Exhibit A        Form of Supplement to Construction Agency Agreement

                         CONSTRUCTION AGENCY AGREEMENT
                         -----------------------------



     CONSTRUCTION AGENCY AGREEMENT, dated as of June 22, 2001 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), between
                                                            ---------
ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership, (the "Lessor"), and
                                                                   ------
HUGHES SUPPLY, INC., a Florida corporation ("Hughes", and in its capacity as
                                             ------
construction agent, the "Construction Agent").
                         ------------------


                             PRELIMINARY STATEMENT

     A. Lessor, Hughes, certain subsidiaries of Hughes that may become signatories thereto, the Lenders signatory thereto and SunTrust Bank, as agent for such Lenders (in such capacity, the "Agent") are parties to that certain
                                         -----
Master Agreement, dated as of June 22, 2001 (as amended, supplemented or otherwise modified from time to time pursuant thereto, the "Master Agreement").
                                                            ----------------

     B. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint Hughes as the Construction Agent to act as its sole and exclusive agent for the identification and acquisition of the Land pursuant to the Master Agreement and construction of the Buildings in accordance with the Plans and Specifications and pursuant to the Master Agreement, and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the Buildings to be constructed in accordance with the Plans and Specifications and pursuant to the Master Agreement and this Agreement, in each case in accordance with the terms herein set forth.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     I.1.  Defined Terms.  Capitalized terms used but not otherwise defined in
           -------------
this Agreement shall have the meanings set forth in Appendix A to the Master Agreement.


                                  ARTICLE II

                       APPOINTMENT OF CONSTRUCTION AGENT

     II.1.  Appointment.  Pursuant to and subject to the terms and conditions
            -----------
set forth herein and in the Master Agreement and the other Operative Documents, the Lessor hereby irrevocably designates and appoints Hughes as the Construction Agent to act as its exclusive agent for (i) the identification and acquisition from time to time of Land to be acquired or leased by the Lessor and leased or subleased to Hughes and (ii) the construction of the Buildings in accordance with the Plans and Specifications on such Land.

     II.2.  Acceptance; Construction.  Hughes hereby unconditionally accepts the
            ------------------------
designation and appointment as Construction Agent. The Construction Agent will cause the Buildings to be constructed on the Land substantially in accordance with the Plans and Specifications and, in accordance with the Operative Documents, to be equipped in all material respects with all Applicable Law and insurance requirements. If a Leased Property will be leased by a Lessee other than Hughes, Hughes may appoint such Lessee as its sub-construction agent with respect to such Leased Property, provided that such appointment shall not affect
                                 --------
Hughes' obligations hereunder, which obligations shall be primary and shall remain in full force and effect.

     II.3.  Commencement of Construction.  Subject to Construction Force Majeure
            ----------------------------
Events, the Construction Agent hereby agrees, unconditionally and for the benefit of the Lessor, to cause Construction of a Building to commence on each parcel of Land as soon as is reasonably practicable, in its reasonable judgment, after the Closing Date in respect of such Land. For purposes hereof, Construction of a Building shall be deemed to commence on the date after the Closing Date for the related Leased Property (the "Construction Commencement
                                                   -------------------------
Date") on which excavation for the foundation for such Building or any other
----
Construction of such Building commences. Without limiting the foregoing, no phase of such Construction shall be undertaken until all permits required for such phase have been issued therefor.

     II.4.  Supplements to this Agreement.  On the Closing Date of each parcel
            -----------------------------
of Land, the Lessor and the Construction Agent shall each execute and deliver to the Agent a supplement to this Agreement in the form of Exhibit A to this
                                                        ---------
Agreement, appropriately completed, pursuant to which the Lessor and the Construction Agent shall, among other things, each acknowledge and agree that the Construction of such parcel of Land will be governed by the terms of this Agreement. Following the execution and delivery of a supplement to this Agreement as provided above, such supplement and all supplements previously delivered under this Agreement shall constitute a part of this Agreement. On or prior to the Closing Date of each parcel of Land, the Construction Agent shall prepare and deliver to the Lessor and the Agent a construction budget (the

"Construction Budget") for the related Leased Property, setting forth in
--------------------
reasonable detail the budget for the Construction of the proposed Building on such Land in accordance with the Plans and Specifications therefor, and all related costs including the capitalized interest and Yield expected to accrue during the related Construction Term; such Construction Budget shall include a line item for the amount of self-insurance or deductibles applicable to such Leased Property.

     II.5.  Term.  This Agreement shall commence on the date hereof and shall
            ----
terminate with respect to any given Leased Property upon the first to occur of:

          (a) payment by the Lessee of the Leased Property Balance and termination of the Lease with respect to such Leased Property in accordance with the Lease;

          (b)  the expiration or earlier termination of the Lease;

          (c)  termination of this Agreement pursuant to Article V hereof;
                                                         ---------

          (d) the Completion Date for such Leased Property and the completion of all punch list items as set forth in Section 2.8(d); and
                                             --------------

          (e) the payment by the Construction Agent of the Leased Property Balance or the Construction Failure Payment with respect to such Leased Property pursuant to this Agreement.

     II.6.  Identification of Properties; Construction Documents.  The
            ----------------------------------------------------
Construction Agent may execute any of its duties and obligations under this Agreement by or through agents, contractors, developers, Affiliates, employees or attorneys-in-fact, and the Construction Agent shall enter into such agreements with architects and contractors as the Construction Agent deems necessary or desirable for the construction of the Buildings pursuant hereto (the "Construction Documents"); provided, however, that no such delegation shall
      ----------------------    --------  -------
limit or reduce in any way the Construction Agent's duties and obligations under this Agreement; provided, further, that contemporaneously with the execution and
                --------  -------
delivery of a Construction Document, the Construction Agent will execute and deliver to the Lessor the Security Agreement and Assignment, pursuant to which the Construction Agent assigns to the Lessor, among other things, all of the Construction Agent's rights under and interests in such Construction Documents. Each construction contract shall be with a reputable general contractor with experience in constructing projects that are similar in scope and type to the proposed Building, and shall provide for a guaranteed maximum project cost and at least 10% retainage initially, which amount may decline to 5% retainage at such time as Construction of the related Building is at least 50% complete in accordance with the terms of the related construction contract.

     II.7.  Scope of Authority.  (a)  Subject to the terms, conditions,
            ------------------
restrictions and limitations set forth in the Operative Documents, the Lessor hereby expressly authorizes the Construction Agent, or any agent or contractor of the Construction Agent, and the Construction Agent unconditionally agrees, for the benefit of the Lessor, to take all action necessary or desirable for the performance and satisfaction of all of the Construction Agent's obligations hereunder with respect to the Leased Properties acquired or leased by the Lessor, including, without limitation:

          (i) the identification and assistance with the acquisition or lease of Land in accordance with the terms and conditions of the Master Agreement;

          (ii) all design and supervisory functions relating to the construction of the Buildings and performing all engineering work related to the construction of the Buildings;

          (iii) negotiating and entering into all contracts or arrangements to procure the equipment and services necessary to construct the Buildings on such terms and conditions as are customary and reasonable in light of local standards and practices;

          (iv) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Law, from all Governmental Authorities in connection with the construction and the development of the Leased Property on the Land in accordance with the Plans and Specifications;

          (v) maintaining all books and records with respect to the construction, operation and management of the Leased Properties; and

          (vi) performing any other acts necessary or appropriate in connection with the identification, and acquisition (or leasing) and development of the Land and construction of the Buildings in accordance with the Plans and Specifications, and all other functions typically undertaken for the construction and development of similar properties.

     (b) Neither the Construction Agent nor any of its Affiliates or agents shall enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor unless such contract expressly contains an acknowledgment by the other party or parties thereto that the obligations of the Lessor are non-recourse, and that the Lessor shall have no personal liability with respect to such obligations. Any contract entered into by the Construction Agent or any of its Affiliates or agents not meeting the requirements of the foregoing sentence shall be ineffective. Subject to the foregoing, the Lessor shall execute such documents and take such other actions as the Construction Agent shall reasonably request, at the Construction Agent's expense (which expenses shall be Construction Costs and shall be reimbursed with the proceeds of Advances), to permit the Construction Agent to perform its duties hereunder.

     (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, the Construction Agent shall have sole management and control over the means, methods, sequences and procedures with respect to the Construction. The parties agree that the Construction Agent shall be in possession and control of each Leased Property during the Construction Term therefor.

     II.8.  Covenants of the Construction Agent.  The Construction Agent hereby
            -----------------------------------
covenants and agrees that it will:

          (a) following the Construction Commencement Date for each parcel of Land, cause construction of a Building on such Land to be prosecuted diligently and without undue interruption substantially in accordance with the Plans and Specifications for such Land, in accordance with the Construction Budget for such Leased Property and in compliance in all material respects with all Applicable Law and insurance requirements;

          (b) notify the Lessor and the Agent in writing not less than five (5) Business Days after the occurrence of each Construction Force Majeure Event;

          (c) take all reasonable and practical steps to cause the Completion Date for such Leased Property to occur on or prior to the Scheduled Construction Termination Date for such Leased Property, and cause all Liens (including, without limitation, Liens or claims for materials supplied or labor or services performed in connection with the construction of the Buildings), other than Permitted Liens and Lessor Liens, to be discharged;

          (d) following the Completion Date for each Leased Property, cause all outstanding punch list items with respect to the Buildings on such Leased Property to be completed within sixty (60) days after said Completion Date;

          (e) at all times during Construction, cause all title to all personalty financed by the Lessor on or within such Leased Property to be and remain vested in the Lessor and cause to be on file with the applicable filing office or offices all necessary documents under Article 9 of the Uniform Commercial Code to perfect such title free of all Liens other than Permitted Liens, it being understood and acknowledged that such Lessor's rights, title and interest in and to said personalty have been assigned to the Agent pursuant to the Operative Documents;

          (f) not enter into any agreements or arrangements with any Person (other than the Funding Parties pursuant to the Operative Documents) that would result in any claim against, or liability of, the Agent or any Funding Party resulting from the fact that any Leased Property is not completed on or prior to the Scheduled Construction Termination Date therefor; and

          (g) take all reasonable and practical steps to minimize the disruption of the construction process arising from Construction Force Majeure Events.

     II.9.  Insurance.
            ---------

     (a)  Insurance by the Construction Agent: The Construction Agent shall
          -----------------------------------
cause to be procured with proceeds of Advances pursuant to, and subject to the terms and conditions of, the Operative Documents and maintain in full force and effect during the Construction Term insurance policies with insurance companies authorized to do business in each jurisdiction in which the Leased Properties under Construction are located with a Best Insurance Reports rating of "A-" or better and a financial size category of "VIII" or higher, with limits and coverage provisions as set forth below.

          (i)   General Liability Insurance.  Liability insurance on an
                ---------------------------
     occurrence basis for the Construction Agent's and Lessor's liability arising out of claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, contractual and personal injury liability with a $1,000,000 limit per occurrence for combined bodily injury and property damage with policy aggregates of $2,000,000 (other than products-completed operations) and $1,000,000 for products-completed operations. A maximum deductible or self-insured retention of $5,000 per occurrence shall be allowed.

          (ii)  Automobile Liability Insurance.  Automobile liability insurance
                ------------------------------
     for the Construction Agent's and Lessor's liability arising out of claims for bodily injury and property damage covering all leased, non-owned and hired vehicles used in the performance of the Construction Agent's obligations under this Agreement with a $1,000,000 limit per accident for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of $5,000 per occurrence shall be allowed.

          (iii) Excess Liability Insurance.  Liability insurance in excess of
                --------------------------
     the insurance coverage required in clauses (i) and (ii) above with a limit
                                        -----------     ----
     of $10,000,000 per occurrence and in the aggregate.

          (iv)  Builder's Risk Insurance.  Property damage insurance on an "all
                ------------------------
     risk" basis insuring the Construction Agent and Lessor, as their interests may appear, including coverage against loss or damage from the perils of earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, strike, riot and civil commotion.

                a.  Property Covered. The builder's risk insurance shall provide
                    ----------------
          coverage for (i) the Buildings, structures, machinery, equipment, facilities, fixtures, supplies and other property constituting a part of the Leased Property under Construction, (ii) property of others in the care, custody or control of the Construction Agent in connection with the Leased Property, but not contractor's tools, machinery, plant and equipment including spare parts and accessories not destined to become a permanent part of the Leased Property, (iii) all preliminary works, temporary works and interconnection works and (iv) foundations and other property below the surface of the ground.

                b.  Additional Coverages. The builder's risk policy shall insure
                    --------------------
          (i) the cost (including labor) of preventive measures to reduce or prevent further loss, (ii) inland transit with sublimits sufficient to insure the largest single shipment to or from the Leased Property site from anywhere within North America,
          (iii) attorney's fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in the amount of $2,500, (iv) expediting expenses (defined as reasonable extra costs incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property) with a sublimit in the amount of $25,000, (v) off-site storage to insure the full replacement value of any property or equipment not stored on the Leased Property site with a sublimit of $150,000, and (vi) demolition expenses, removal of undamaged portion, and increased cost of construction due to operation of laws or codes with a sublimit of twenty-five percent (25%) of the amount of the physical loss or damage.

               c.  Special Clauses.  The builder's risk policy shall include (i)
                   ---------------
          a 72 hour flood/windstorm/earthquake clause, (ii)unintentional errors and omissions clause, (iii) a requirement that the insurer pay losses within 60 days after receipt of an acceptable proof of loss, and (iv) an extension clause allowing the policy period to be extended up to 60 days without modification to the terms and conditions of the policy and payment of the premium on a pro-rata basis.

               d.  Prohibited Exclusions.  The builder's risk policy shall not
                   ---------------------
          contain any (i) coinsurance provisions, (ii) exclusion for ensuing direct physical loss or damage resulting from freezing, (iii) exclusion for physical loss or damage covered under any guarantee or warranty arising out of an insured peril, or (iv) exclusion for resultant physical loss or damage caused by ordinary wear and tear, gradual deterioration, faulty workmanship, design or materials.

               e.  Sum Insured.  The builder's risk policy shall (i) be on a
                   -----------
          completed value form, (ii) insure 100% of the completed insurable value of the Building(s), (iii) value losses at replacement cost, without deduction for physical depreciation or obsolescence including custom duties, taxes and fees and (iv) insure loss or damage from earth movement and flood with separate sublimits of $15,000,000.

               f.  Deductible.  The builder's risk insurance may have a
                   ----------
          deductible not in excess of $5,000.

          (v)  Delayed Startup Insurance.  Delayed startup coverage insuring the
               -------------------------
     Lessor and covering the Lessor's accrued and capitalized interest and Yield for a six month period as a result of loss or damage insured by the builder's risk insurance resulting in a delay in completion of the Building(s) beyond their anticipated date of completion.

     Such insurance shall (a) have a deductible of not greater than 10 days per occurrence during the Construction Term, (b) have an indemnity period not less than six months, (c) cover loss sustained when access to the Leased Property site is prevented due to an insured peril at premises in the vicinity of the Leased Property site with a sublimit of $27,500, (d) cover loss sustained due to the action of a public authority preventing access to the Leased Property site due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Leased Property site with a sublimit of $27,500, (e) not contain any form of a coinsurance provision or include a waiver of such provisions, (f) insure loss caused by damage to finished equipment or machinery while awaiting shipment at a supplier's premises, and (g) cover losses relating to real estate tax assessments, insurance expenses, architect's and engineer's fees to repair or replace lost work, legal and accounting fees, construction management fees, testing and permitting expenses, marketing and administration expenses and overhead.

          (vi)  Endorsements.  All policies of liability insurance required to
                ------------
      be maintained by the Construction Agent shall be endorsed as follows.

          a. To name the Lessor as the loss payee with respect to property insurance;

          b. To name the Lessor, the Lenders and the Agent as additional insureds with respect to all liability insurance;

          c. To provide a severability of interests and cross liability clause;

          d. That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Lessor or the additional insureds.

          (vii) Waiver of Subrogation.  The Construction Agent hereby waives
                ---------------------
     any and every claim for recovery from the Lessor, the Lenders and the Agent for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. If the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Construction Agent (or other appropriate party) shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

                (b)  Conditions.
                     ----------

          (i)   Adjustment of Losses. Losses, if any, with respect to any Leased
                --------------------
     Property under any damage policies required to be carried under this
     Section 2.9 shall be adjusted with the insurance companies, including the
     -----------
     filing of appropriate proceedings, as follows:

     (x) so long as no Construction Agency Event of Default shall have occurred and be continuing, and provided that the Construction Agent is required, or has agreed, to repair the damage or if the purchase option has been exercised, such losses will be adjusted by the Construction Agent, (y) if any Construction Agency Event of Default shall have occurred and be continuing or Construction Force Majeure Event declared, or if the Construction Agent is not required to, and has not agreed to, repair the damage, such losses shall be adjusted by the Lessor with the consent of the Construction Agent (which consent shall not be unreasonably withheld or delayed). The party which shall be entitled to adjust losses may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty at such party's reasonable request, and the other party shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Construction Agent may incur no expenses with respect to loss adjustment without the prior consent, not to be unreasonably withheld, of the Lessor. Adjustment expenses shall be funded through Advances. The parties hereto agree that this Agreement shall control the rights of the parties hereto in and to any such award, compensation or insurance payment relating to any Casualty affecting a Construction Land Interest.

          (ii)   Application of Insurance Proceeds.  All proceeds of insurance
                 ---------------------------------
     maintained pursuant to this Section 2.9 on account of any damage or
                                 -----------
     destruction of any Leased Property (or part thereof) subject to Construction shall be paid to Lessor, provided that (i) if no Construction Agency Event of Default shall have occurred and (ii) subject to Section
                                                                     -------
     3.4, the Construction Agent has undertaken to repair the damage and has
     ---
     demonstrated to the reasonable satisfaction of the Lessor that the application of such insurance proceeds (including, without limitation, delay in start up coverage), together with the remaining Commitment, are sufficient to cause the construction to be completed on or prior to the Scheduled Construction Termination Date, such funds shall be held by Lessor in a segregated account and disbursed to the Construction Agent to pay costs incurred by the Construction Agent to effect the repair of the Leased Property. If the Construction cannot be completed on or prior to the Scheduled Construction Termination Date, the parties agree to discuss the issue of disbursement of insurance proceeds to the Construction Agent in good faith and after such discussion the Lessor shall make a determination in the exercise of its sole discretion. Any proceeds of insurance paid to Lessor pursuant in this Section 2.9, not used to repair the Leased Property
                             -----------
     and held by Lessor shall be applied to the account of Construction Agent to reduce the Lease Balance.

          (iii)  Additional Insurance.  Any additional insurance obtained by the
                 --------------------
     Construction Agent or the Lessor shall provide that it shall not interfere with or in any way limit the insurance described in this Section 2.9 or
                                                              -----------
     increase the amount of any premium payable with respect to any insurance described in such Section. The proceeds of any such additional insurance will be for the account of the party maintaining such additional insurance.

          (iv)   Payment of Premiums.  The Construction Agent shall cause to be
                 -------------------
     paid (including, in the case of insurance required under this Section 2.9,
                                                                   -----------
     with the proceeds of Advances and capitalized as part of Permitted Lease Balance), all premiums for the insurance required hereunder. The Construction Agent shall renew or replace, or cause to be renewed or replaced, each insurance policy required hereunder prior to the expiration date thereof for the duration of the Construction Term.

          (v)    Policy Cancellation and Change.  All policies of insurance
                 ------------------------------
     required to be maintained pursuant to this Section 2.9 shall be endorsed so
                                                -----------
     that if at any time they are cancelled, or their coverage is reduced (by any party including the insured) so as to affect the interests of the Lessor, such cancellation or reduction shall not be effective as to the Lessor for 30 days, except for non-payment of premium which shall be for 10 days, after receipt by the Lessor of written notice from such insurer of such cancellation or reduction.

          (vi)   Miscellaneous Policy Provisions.  All property damage and
                 -------------------------------
     delayed startup insurance policies, (i) shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except for insurance covering the perils of flood, earth movement, sabotage and terrorism, (ii) shall include the Lessor as a named insured as its interest may appear, and
     (iii) shall include a clause requiring the insurer to make final payment on any claim within 60 days after the submission of proof of loss and its acceptance by the insurer.

          (vii)  Separation of Interests.  All policies shall insure the
                 -----------------------
     interests of the Lessor regardless of any breach or violation by the Construction Agent or any other Person of warranties, declarations or conditions contained in such policies, any action or inaction of the Construction Agent or others, or any foreclosure relating to the Leased Property or any change in ownership of all or any portion of the Leased Property.

          (viii) Acceptable Policy Terms and Conditions.  All policies of
                 --------------------------------------
     insurance required to be maintained pursuant to this Section 2.9 shall
                                                          -----------
     contain terms and conditions reasonably acceptable to the Lessor.

     (c)  Evidence of Insurance.  On the related Construction Commencement Date
          ---------------------
and on an annual basis at least 10 days prior to each policy anniversary, the Construction Agent shall furnish the Lessor with certificates of insurance or binders, in a form acceptable to the Lessor, evidencing all of the insurance required by the provisions of this Section 2.9. Such certificates of
                                   -----------
insurance/binders shall be executed by each insurer or by an authorized representative of each insurer. Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 2.9. Upon request, the Construction
                                -----------
Agent will promptly furnish the Lessor with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained hereunder.

     (d)   Reports.  Concurrently with the furnishing of the certification
           -------
referred to in paragraph (c), the Construction Agent shall furnish the Lessor
               -------------
with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Section 2.9. In addition the
                                                -----------
Construction Agent will advise the Lessor in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Construction Agent which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Construction Agent pursuant to this
Section 2.9.
-----------

     (e)   No Duty of Lessor to Verify or Review.  No provision of this Section
           -------------------------------------                        -------
2.9 or any provision of this Agreement or the other Operative Documents shall
---
impose on the Lessor any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Construction Agent, nor shall the Lessor be responsible for any representations or warranties made by or on behalf of the Construction Agent to any insurance company or underwriter. Any failure on the part of the Lessor to pursue or obtain the evidence of the insurance required by this Agreement from the Construction Agent and/or failure of the Lessor to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Agreement.

Notwithstanding anything herein to the contrary, the Construction Agent shall not be responsible for the payment of any insurance deductible amounts.


                                 ARTICLE III

                                 THE BUILDINGS

     III.1.  Amendments; Modifications.  The Construction Agent may, subject to
             -------------------------
the conditions, restrictions and limitations set forth herein and in the Operative Documents (but not otherwise), at any time during the term hereof revise, amend or modify the Plans and Specifications and the related Construction Documents without the consent of the Lessor; provided, however,
                                                          --------  -------
that the Lessor's prior written consent will be required in the following instances: (x) such revision, amendment or modification by its terms would result in the Completion Date of the Buildings occurring after the Scheduled Construction Termination Date, or (y) such revision, amendment or modification would result in the cost for such Leased Property exceeding the then remaining Commitments, minus the then remaining costs for completing each other Leased
             -----
Property for which the Completion Date has not occurred, or increase the Construction Budget therefor, or (z) the aggregate effect of such revision, amendment or modification, when taken together with any previous or contemporaneous revision, amendment or modification to the Plans and Specifications for such Leased Property, would be to reduce the Fair Market Sales Value of such Leased Property in a material respect when completed.

     III.2.  Casualty and Condemnation.  If at any time prior to the Completion
             -------------------------
Date with respect to any Building there occurs a Casualty or the Lessor or the Construction Agent receives notice of a Condemnation, then, in each case the Construction Agent shall promptly and diligently take all commercially reasonable and practical steps to cause the Construction of the related Building to be completed substantially in accordance with the Plans and Specifications and with the terms hereof, and cause the Completion Date to occur on or prior to the Scheduled Construction Termination Date. The Construction Agent shall use all insurance proceeds or Awards received by it with respect to such Casualty or Condemnation, as the case may be, to pay the construction costs incurred in connection with such rebuilding or restoration. The Lessor shall make all insurance proceeds or Awards received with respect to such Casualty or Condemnation available to the Construction Agent to reimburse the Construction Agent for, or to pay, all construction costs incurred in connection with such rebuilding or restoration. To the extent that such insurance proceeds are insufficient to pay such construction costs, such construction costs shall be paid with the proceeds of Advances made pursuant to the Master Agreement. In the event that Lessor does not make such insurance proceeds or Advances available, then the provisions of Section 5.3 shall apply to the related Leased
                                  -----------
Property. Notwithstanding the foregoing, if the Casualty or Condemnation constitutes a Construction Force Majeure Event, then the provisions of Section
                                                                       -------
3.4 shall apply.
---

     III.3.  Indemnity.  During the Construction Term for each Leased Property,
             ---------
the Construction Agent agrees to assume liability for, and to indemnify, protect, defend, save and hold harmless the Lessor on an After-Tax Basis, from and against, any and all Claims that may be imposed on, incurred by or asserted or threatened to be asserted, against the Lessor, whether or not the Lessor shall also be indemnified as to any such Claim by any other Person, in any way relating to or arising out of (i) any event, condition or circumstance within the Construction Agent's control,(ii) fraud, misapplication of funds, illegal acts or willful misconduct on the part of the Construction Agent, or (iii) any event described in paragraph (g) of Article XII of the Lease with respect to the Construction Agent. As used in clause (i) of the foregoing sentence, the term
                                ----------
"within the Construction Agent's control" shall mean caused by or arising from any failure by any Obligor to comply with any of its obligations under the Operative Documents (including its insurance obligations), any representation or warranty by any Obligor in any of the Operative Documents being inaccurate, any negligence or wilful misconduct of any Obligor, or any claim by any third party against the Lessor based upon the action or inaction of or by any Obligor;

provided, however, that if such Claim is related to construction completion and
--------  -------
such Claim does not arise out of or result from events or circumstances described in the foregoing clause (ii) or (iii), the Construction Agent's
                           -----------    -----
liability shall be limited to an amount equal to the Construction Failure Payment. Any Claims that are incurred by any Indemnified Party for which the Construction Agent is not obligated to indemnify pursuant to this Section 3.3 or
                                                                  -----------
the Master Agreement shall, if requested by the Agent by written notice to Lessor be capitalized, and result in an increase to the Funded Amounts related to the relevant Leased Property. The foregoing indemnities are in addition to, and not in limitation of, the indemnities with respect to environmental claims set forth in Section 7.2 of the Master Agreement. The provisions of Section 7.3 of the Master Agreement shall apply to any amounts that the Construction Agent is requested to pay pursuant to this
Section 3.3.
------------

     III.4.  Construction Force Majeure Events.  If a Construction Force Majeure
             ---------------------------------
Event that results in, or could reasonably be expected to result in, a Force Majeure Loss (including any losses that result from a Construction Force Majeure Event that prevents, or could reasonably be expected to prevent, the Construction Agent from completing Construction prior to the Scheduled Construction Termination Date) occurs, the Construction Agent shall promptly provide the Lessor with written notice thereof within ten (10) Business Days of the Construction Agent's knowledge of the occurrence thereof (the "Construction
                                                                   ------------
Force Majeure Declaration").  Upon receipt of the Construction Force Majeure
-------------------------
Declaration, Lessor and the Construction Agent shall consult with each other as to what steps, if any, are to be taken to remediate such Construction Force Majeure Event, including consulting as to the appropriateness of an extension of the Scheduled Construction Termination Date. The Construction Agent shall take all reasonable and practical steps to minimize the disruption of the construction process and all steps reasonably necessary to prevent further damage arising from such Construction Force Majeure Event. The Construction Agent shall be entitled to reimbursement from Lessor for any costs directly related to minimizing the disruption and to preventing further damage of such Construction Force Majeure Event through the proceeds of Fundings pursuant to, and subject to the terms and conditions of, the Master Agreement. The Construction Agent shall, within thirty (30) days of the delivery of the Construction Force Majeure Declaration, submit to the Lessor a budget detailing the costs that would be incurred in remediating such Construction Force Majeure Event and a schedule for effecting the same. The Construction Agent will commence such remediation only upon receipt of written authorization from the Lessor to do so, which authorization (or denial thereof) shall be given by written notice to Construction Agent not later than fifteen (15) Business Days after Lessor's receipt of the budget referred to in the preceding sentence. The Lessor in its sole discretion may elect to continue Construction and make Advances for such remediation or terminate this Agreement with respect to the affected Leased Property. If the Lessor elects to terminate this Agreement with respect to the affected Leased Property, subject to Construction Agent's right to purchase such Leased Property in accordance with Section 5.5 hereof, the
                                                    -----------
Construction Agent shall within thirty (30) days of receipt of written notice of termination return the affected Leased Property to the Lessor in accordance with the procedures set forth in Section 5.6 and pay to the Lessor the Construction
                            -----------
Failure Payment, in which event, Section 5.6 shall be applicable, or, if the
                                 -----------
Construction Agent exercises the Construction Default Remarketing Option,

Section 5.7 shall be applicable.
-----------

     In the event the Lessor elects to continue Construction after receipt of a Construction Force Majeure Declaration, the Lessor shall make available to the Construction Agent, so long as no Construction Agency Event of Default shall have occurred and be continuing, all insurance proceeds payable to the Lessor with respect to such event to the extent necessary to remediate such event.

                                  ARTICLE IV

                               PAYMENT OF FUNDS

     IV.1.  Funding of Property Acquisition Costs and Property Buildings Costs.
            ------------------------------------------------------------------
(a) In connection with the acquisition or lease of any Land and during the course of the construction of the Buildings on any Land, the Construction Agent may request that the Lessor advance funds for the payment of acquisition, transaction and closing costs or property improvement costs, and the Lessor will comply with such request to the extent provided for under, and subject to the conditions, restrictions and limitations contained in, the Master Agreement and the other Operative Documents.

     (b) The proceeds of any funds made available to the Lessor to pay acquisition, transaction and closing costs or improvement costs shall be made available to the Construction Agent in accordance with the Funding Request relating thereto and the terms of the Master Agreement. The Construction Agent will use such proceeds only to pay the acquisition, transaction and closing costs or improvement costs for Leased Properties set forth in the Funding Request relating to such funds.


                                   ARTICLE V

                     CONSTRUCTION AGENCY EVENTS OF DEFAULT

     V.1.  Construction Agency Events of Default.  If any one or more of the
           -------------------------------------
following events (each a "Construction Agency Event of Default") shall occur and
                          ------------------------------------
be continuing:

           (a) the Construction Agent fails to apply any funds paid by, or on behalf of, the Lessor to the Construction Agent for the acquisition or lease of the Land and the construction of the Buildings to the payment of acquisition, transaction and closing costs or improvements costs for such Leased Property;

           (b) subject to Construction Force Majeure Events, the Construction Commencement Date with respect to any Leased Property shall fail to occur for any reason on or prior to the date that is one year after the Closing Date with respect to such Leased Property;

           (c) the Completion Date with respect to any Leased Property shall fail to occur for any reason on or prior to the earlier of the Funding Termination Date and the Scheduled Construction Termination Date for such Leased Property (as such Scheduled Construction Termination Date may have been extended pursuant to Section 3.4);
                               -----------

          (d)  any Event of Default shall have occurred and be continuing; or

          (e) the Construction Agent shall fail to observe or perform in any material respect any term, covenant or condition of this Agreement (except those specified in clauses (a) through (d) above), and such failure shall
                        -----------         ---
     remain uncured for a period of thirty (30) days after notice thereof to the Construction Agent, except that such thirty (30) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such default, if such default is capable of being cured but cannot, with reasonable diligence, be cured within such thirty (30) day period, provided that (i) the Construction Agent is in the process of
             --------
     diligently curing such default and (ii) such period shall not be extended for more than 120 days;

then, in any such event (but subject to Section 5.3), the Lessor may, in
                                        -----------
addition to the other rights and remedies provided for in this Article, immediately terminate this Agreement as to any Leased Property or Properties or all of the Leased Properties, separately, successively or concurrently (all in Lessor's sole discretion) by giving the Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate as to such Leased Property or Properties or all of the Leased Properties (as the case may be) and all rights of the Construction Agent and, subject to the terms of the Operative Documents, all obligations of the Lessor under this Agreement with respect to such Leased Property or Properties or all of the Leased Properties (as the case may be) shall cease. The Construction Agent shall pay upon demand all reasonable costs, expenses, losses, expenditures and damages (including, without limitation, attorneys' fees and disbursements) actually incurred by or on behalf of the Lessor in connection with any Construction Agency Event of Default.

     V.2.  Damages.  The termination of this Agreement pursuant to Section 5.1
           -------                                                 -----------
shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

     V.3.  Remedies; Remedies Cumulative.  (a)  If a Construction Agency Event
           -----------------------------
of Default shall have occurred and be continuing under Section 5.1(b), 5.1(c),
                                                       --------------  ------
5.1(d) (other than a Lease Event of Default under paragraph (g) of Article XII
------
of the Lease) or 5.1(e) other than as a result of Construction Agent's
                 ------
fraudulent or illegal acts, misapplication of funds or willful misconduct, then, in each case, the Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise, Lessor shall have the right to terminate this Agreement by giving Construction Agent written notice of such termination, and upon the giving of such notice, all rights and all obligations of the Construction Agent under this Agreement shall cease, except for such rights and obligations as by their terms are to continue beyond such termination, including Section 5.6(f) hereof and Lessor shall have the
                            --------------
right to require Construction Agent to pay immediately upon receipt of notice from Lessor the Construction Failure Payment for all of the Construction Land Interests; provided that the Construction Agent has the option to purchase the
           --------
Leased Property in accordance with Section 5.5 hereof and the
                                   -----------

Construction Agent shall have the option to cause the Leased Property to be remarketed in accordance with Section 5.7 hereof.
                               ----------

     In the event Construction Agent does not purchase the Leased Property pursuant to the terms hereof or the Construction Agent does not cause the Leased Property to be remarketed in accordance with Section 5.7 hereof, the related
                                             -----------
Lessee(s) shall return the Leased Property to Lessor within ten (10) Business Days in accordance with Section 5.6 hereof and Lessor shall have the right to
                        -----------
sell the Leased Property to an unaffiliated third party and to require Construction Agent to pay to Lessor, immediately upon receipt of the termination notice, cash in an amount equal to the Construction Failure Payment for all of the Construction Land Interests. The Agent shall distribute the Land Proceeds derived from any such sale first, to the Lessor in an amount of the difference between (i) the Land Acquisition Cost and (ii) the Land Construction Failure Payment received by the Agent pursuant to the preceding sentence of this Section
                                                                         -------
5.3(a), second, to the extent the Construction Agent has paid the Land
------
Construction Failure Payment due to the Agent pursuant to the preceding sentence of this Section 5.3(a), to the Construction Agent to reimburse it to the extent
        --------------
of its payment of such amount, third, to the Lessor in an amount equal to the
                               -----
remaining unpaid portion of the related Land Acquisition Cost and fourth, to the
                                                                  ------
Construction Agent, or to the Person or Persons otherwise lawfully entitled thereto, in an amount equal to the remaining proceeds, if any. The Agent shall distribute the Building Proceeds derived from any such sale first, to the Lessor in an amount of the difference between (i) the Permitted Lease Balance minus the Land Acquisition Cost and (ii) the Building Construction Failure Payment, if any, received by the Agent pursuant to the preceding sentence of this Section
                                                                      -------
5.3(a), second, to the extent the Construction Agent has paid the Building
------
Construction Failure Payment due to the Agent pursuant to the preceding sentence of this Section 5.3(a), to the Construction Agent to reimburse it to the extent
        --------------
of its payment of such amount, and third, to the Lessor.
                                   -----

     (b) If a Construction Agency Event of Default shall have occurred and be continuing under Sections 5.1(a) or 5.1(d) (as the result of an Event of Default
                 ---------------    ------
under paragraph (g) of Article XII of the Lease), Lessor shall have the right to terminate this Agreement by giving Construction Agent written notice of such termination, and upon the giving of such notice, all rights and all obligations of the Construction Agent under this Agreement shall cease, except for such rights and obligations as by their terms are to continue beyond such termination, including Section 5.6(f) hereof and Lessor shall have the right to
                       --------------
require Construction Agent to pay immediately upon receipt of notice from Lessor the sum of (i) the Permitted Lease Balance then outstanding and (ii) an amount equal to all insurance proceeds paid to Construction Agent following the occurrence of any Construction Force Majeure Event which were not applied by the Construction Agent or are not required to reimburse the Construction Agent for Construction Costs incurred in connection with such Construction Force Majeure Event, to uses permitted by this Agreement (and which are not otherwise included in clause (i) of this sentence). In addition, but subject to the Construction
   ----------
Agent's purchase right under Section 5.5 and the Construction Agent's right to
                             -----------
remarket pursuant to Section 5.7, the Lessor may satisfy the foregoing
                     -----------
obligation by a sale of the Leased Property and the proceeds derived from any such sale, net of all sale costs, closing costs and carrying costs (including, without limitation, amounts expended by the Agent or any Funding Party to insure, protect, maintain, operate the Leased Property, sales, transfer and real property taxes, brokers' fees, legal fees, the insurance costs, interest and Yield, and survey costs), shall be allocated between the Land Portion of such proceeds (the "Land Proceeds") and the Building
                                                -------------
Portion of such proceeds (the "Building Portion"). The Land Proceeds shall be
                               ----------------
distributed first, to Lessor in the amount of the Land Acquisition Cost to the
            -----
extent not previously paid by the Construction Agent, second, to the extent the
                                                      ------
Construction Agent has paid to the Lessor the Land Acquisition Cost, to the Construction Agent to reimburse it to the extent of its payment of the Land Acquisition Cost, but if no such payment was made to the Lessor, and third, to
                                                                     -----
the Lessor. The Building Proceeds shall be distributed first, to Lessor in the
                                                       -----
amount of the Permitted Lease Balance minus the Land Acquisition Cost to the extent not previously paid by the Construction Agent, second, to the extent the
                                                      ------
Construction Agent has paid to the Lessor the Permitted Lease Balance minus the Land Acquisition Cost, to the Construction Agent to reimburse it to the extent of its payment of the Permitted Lease Balance minus the Land Acquisition Cost, but if no such payment was made, to the Lessor, and third to the Lessor. The
                                                    -----
Lessor shall have all the rights and remedies afforded Lessor by Applicable Law and the Operative Documents. If the Construction Agent does not purchase the Leased Property or exercise the Construction Default Remarketing Option pursuant to Section 5.7, it shall return the Leased Property to the Lessor within ten
   -----------
(10) Business Days of the declaration of the Construction Agency Event of Default in accordance with Section 5.6 hereof.
                           -----------

     (c)  Remedies Cumulative.  No failure to exercise and no delay in
          -------------------
exercising, on the part of the Lessor any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and in the other Operative Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     V.4. Limitation on Construction Agent's Recourse Liability. Subject to the
          -----------------------------------------------------
last sentence of this Section 5.4, notwithstanding anything contained herein or
                      -----------
in any other Operative Document to the contrary, upon the occurrence and during the continuance of a Construction Agency Event of Default with respect to any Leased Property described in Section 5.1(b), 5.1(c), 5.1(d) (other than a Lease
                             --------------  ------  ------
Event of Default under paragraph (g) of Article XII of the Lease) or 5.1(e), the
                                                                     ------
aggregate maximum recourse liability of the Construction Agent with respect to such default to the Lessor or any Person claiming by, through or under the Lessor under the Operative Documents, shall be limited to the Construction Failure Payment for such Leased Property. The Construction Agent nonetheless acknowledges and agrees that (i) the Lessor shall be entitled to recover from the applicable Leased Property (including through any reletting and/or sale of such Leased Property or any portion thereof) the entire outstanding Permitted Lease Balance of such Leased Property (and, to the extent sales proceeds exceed the Permitted Lease Balance, amounts in excess of the Permitted Lease Balance as provided in Section 5.3(a) and (b) and Section 5.7 (g)), all accrued and unpaid
            --------------     ---     ----------------
interest, accrued Yield and other amounts then due and owing to the Lessor under the Operative Documents and all other costs and expenses of the Lessor incurred in connection with such Leased Property (including without limitation, any costs incurred in connection with the construction of the Building(s) and other improvements and/or any reletting or sale of such Leased Property or any portion thereof) from and after the date of such return and (ii) the foregoing recourse limitations shall not affect the Construction Agent's obligations pursuant to
Section 3.3. If a Construction Agency Event of Default occurs due to the fraud,
-----------
misapplication of funds, illegal acts or wilful misconduct on the part of the Construction Agent or any event described in paragraph (g) of Article XII of the Lease, the Construction Agent shall be obligated to pay the Permitted Lease Balance as set forth herein.

     V.5.  Construction Agent's Right to Purchase. If a Construction Agency
           --------------------------------------
Event of Default hereunder relates only to a specific Leased Property or specific Leased Properties but not all Leased Properties, the Construction Agent shall have the right, at its option, to cure such Construction Agency Event of Default by purchasing (a "Construction Purchase") such affected Leased Property
                          ---------------------
or Properties for the Leased Property Balance(s) therefor from the Lessor within five (5) Business Days of the delivery of the notice of termination referred to in Section 5.3 (a) or (b) in accordance with the terms and subject to the
   ---------------    ---
conditions, restrictions and limitations of Section 14.5 of the Lease, in which case no Construction Agency Event of Default shall be deemed to have occurred hereunder for the purposes of the other Operative Documents.

     V.6.  Construction Return Procedures.  In the case of any return of any
           ------------------------------
Leased Property to the Lessor pursuant to Section 3.4 or Article V hereof (other
                                          -----------    ---------
than returns pursuant to Section 5.7 hereof)(a "Construction Return"), the
                         -----------            -------------------
Construction Agent shall, at its cost and expense, do each of the following on or prior to the return date specified by the Lessor in a written notice to the Construction Agent given at least ten (10) Business Days prior thereto:

     (a) the Construction Agent shall, on or prior to the return date, execute and deliver to the Lessor (or to the Lessor's designee): (i) a limited warranty deed with respect to all of the interest of the Lessees and the Construction Agent in the Leased Property containing representations and covenants of grantor to the Lessor (or such other Person) solely regarding the absence of Liens (other than Lessor Liens and the Liens of the Operative Documents (other than Liens in favor of a Lessee or the Construction Agent)), (ii) an agreement granting easements and rights of way to such Leased Property as reasonably deemed necessary by the Lessor, (iii) a bill of sale without warranty (except as to the absence of liens other than Lessor Liens) with respect to all of the interest of the Lessee and the Construction Agent in all personalty and equipment financed by the Funding Parties and (iv) an assignment of such Construction Agent's entire interest in such Leased Property (which shall include an assignment of all such Construction Agent's right, title and interest in and to all awards, compensation and insurance proceeds payable in connection with any Casualty, Condemnation or Construction Force Majeure Event affecting such Leased Property and an assignment of leases of such Leased Property), in the case of the documents referred to in clauses (i), (ii) and (iv) in
                                          ----------  ----     ----
recordable form and otherwise in conformity with local custom and free and clear of any Liens other than Lessor Liens.

     (b) the Construction Agent shall, on the construction return date, pay over to the Agent (as assignee of the Lessor) any awards, compensation and insurance previously received by the Construction Agent in connection with such Leased Property which have not been applied in connection with the Construction, repair or maintenance of the Leased Property except such amounts as may be necessary to reimburse the Construction Agent for expenditures incurred in connection with such Construction, repair or maintenance during the Construction Term which have not been reimbursed;

     (c) The Construction Agent shall execute and deliver to the Lessor a statement of termination of this Agreement and each of the other Operative Documents with respect to the affected Leased Property to be executed by the Funding Parties and delivered to the Construction Agent;

     (d) the Construction Agent shall, on or prior to the return date, vacate the Leased Property and transfer possession of such Leased Property to the Lessor or any Person designated by the Lessor, in each case by surrendering the same into the possession of the Lessor or such Person, as the case may be, free and clear of all Liens (other than Lessor Liens and the liens of the Operative Documents) in compliance with all Applicable Law (including Environmental Laws);

     (e) on or prior to the return date, the Construction Agent shall deliver to the Lessor or any Person designated by the Lessor copies of all Construction Documents, permits, licenses, books and records regarding the maintenance of such Leased Property and the Construction Agent's interest in such Leased Property, and a current copy of the Plans and Specifications; and

     (f) the Construction Agent shall take all actions reasonably requested by the Lessor to fully assign to the Lessor all of its rights and claims in, to and under, all of the Construction Documents, and all permits and other governmental authorizations related to such Leased Property or the Construction.

     V.7. Option to Remarket.  Notwithstanding any provisions of this Agreement
          ------------------
and the Operative Documents to the contrary and subject to the fulfillment of each of the conditions set forth in this Section 5.7, the Construction Agent
                                         -----------
shall have the option to remarket the Leased Property with respect to which a Construction Agency Event of Default has occurred for the Lessor or with respect to which the Lessee shall be required to pay the Construction Failure Payment pursuant to Section 3.4 (the "Construction Default Remarketing Option"). The
            -----------       ---------------------------------------
Construction Agent's effective exercise and consummation of the Construction Default Remarketing Option shall be subject to the due and timely fulfillment of each of the following provisions, the failure of any of which, unless waived in writing by the Lessor and the Lenders, shall render the Construction Default Remarketing Option and the Construction Agent's exercise thereof null and void, in which event, the Construction Agent shall not have any rights under this
Section 5.7.
-----------

     (a) Not later than five Business Days after Lessor's service of the notice of termination referred to in Section 5.3(a) or (b) or the Lessor's denial of
                              --------------    ---
authorization to remediate any Construction Force Majeure Event under Section
                                                                      -------
3.4, the Construction Agent shall give to the Lessor and the Agent written
---
notice of the Construction Agent's exercise of the Construction Default Remarketing Option. The date of such notice shall be the "CDRO Notice Date";
                                                           ----------------

     (b) Not later than thirty (30) days after Lessor's service of the notice of termination referred to in Section 5.3(a) or (b) or the Lessor's denial of
                              --------------    ---
authorization to remediate any Construction Force Majeure Event under Section
                                                                      -------
3.4, the Construction Agent shall deliver to the Lessor and the Agent an
---
environmental assessment of such Leased Property dated not earlier than forty-five (45) days prior to the date of delivery thereof. Such environmental assessment shall be prepared by an environmental consultant selected by the Required Funding Parties, shall be in form, detail and substance reasonably satisfactory to the Required Funding Parties, and shall otherwise indicate the environmental condition of such Leased Property to be the same as described in the related Environmental Audit.

     (c) The Construction Agent shall promptly provide any maintenance records relating to such Leased Property to the Lessor, the Agent and any potential purchaser upon request, and shall otherwise do all things necessary to deliver possession of such Leased Property to the potential purchaser. The Construction Agent shall allow the Lessor, the Agent and any potential purchaser access to any Leased Property for the purpose of inspecting the same.

     (d) On the ninetieth (90/th/) day (such date, or such later date as the Lessor may specify in writing, being the "CDRO Closing Date") after Lessor's
                                          -----------------
service of the notice of termination referred to in Section 5.3(a) or (b) or the
                                                    --------------    ---
Lessor's denial of authorization to remediate any Construction Force Majeure Event under Section 3.4, the Construction Agent shall surrender such Leased
            -----------
Property in accordance with Section 5.9 hereof.
                            -----------

     (e) In connection with any such sale of the Leased Property, the Construction Agent shall provide to the purchaser all customary "seller's" indemnities (taking into account the location and nature of the Leased Property), representations and warranties regarding title, absence of Liens (except Lessor Liens) and the condition of the Leased Property, including, without limitation, an environmental indemnity. The Construction Agent shall fulfill all of the requirements set forth in clause (b) of Section 14.5 of the Lease (mutatis mutandis, as if Construction Agent were a Lessee, purchasing the Leased Property in accordance with the provisions of Section 14.1 of the Lease), and such requirements are incorporated herein by reference. As to the Lessor, any such sale shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor, other than the absence of Lessor Liens.

     (f) In connection with any such sale of such Leased Property, the Construction Agent shall pay from the proceeds of remarketing, all prorations, credits, costs and expenses of the sale of the Leased Property, whether incurred by the Lessor, any Lender, the Agent or the Construction Agent, including without limitation, the cost of all title insurance, survey, environmental report, appraisal, transfer taxes, the Lessor's and the Agent's attorneys' fees, the Construction Agent's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

     (g) The Construction Agent shall pay to the Agent immediately following the delivery of the termination notice pursuant to Section 5.3(a) or (b) or the
                                                   --------------    ---
Lessor's denial of authorization to remediate any Construction Force Majeure Event under Section 3.4, (or to such other Person as Agent shall notify
            -----------
Construction Agent in writing, or in the case of Supplemental Rent, to the Person entitled thereto) an amount equal to (i) in the case of the exercise of remedies under Section 5.3(a) or a payment due under Section 3.4, the
               --------------                        -----------
Construction Failure Payment, or (ii) in the case of the exercise of remedies under Section 5.3(b), the Permitted Lease Balance, in the type of funds
      --------------
specified in Section 3.3 of the Lease.  If the Construction Agent has exercised
             -----------
the Construction Default Remarketing Option, the following additional provisions shall apply: During the period commencing on the CDRO Notice Date, the Construction Agent shall, as nonexclusive agent for the Lessor, use commercially reasonable efforts to sell the Lessor's interest in the Leased Property and will attempt to obtain the highest purchase price therefor. All such marketing of the Leased Property shall be paid from the proceeds of remarketing. The Construction Agent promptly shall submit all bids to the Lessor and the Agent and the Lessor and the Agent will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis. In no event shall such bidder be the Construction Agent or any Subsidiary or Affiliate of the Construction Agent. The written offer must specify the CDRO Closing Date as the closing date. If, and only if, the selling price (net of closing costs and prorations, as reasonably estimated by the Agent)(the "Construction Offer
                                                       ------------------
Price") is less than the Lease Balance at such time, then the Lessor or the
-----
Agent may, in its sole and absolute discretion, by notice to the Construction Agent, reject such offer to purchase, in which event the parties will proceed according to the provisions of Section 5.8 hereof. If neither the Lessor nor the
                               -----------
Agent rejects such purchase offer as provided above, the closing of such purchase of the Leased Property by such purchaser shall occur on the CDRO Closing Date, contemporaneously with the Construction Agent's surrender of the Leased Property in accordance with Section 5.9 hereof, and the gross proceeds of
                                   -----------
the sale (after deduction, however, for any marketing, closing or other costs, prorations or commissions) shall be paid directly to the Agent (or the Lessor if the Funded Amounts have been fully paid). The Agent shall distribute the Land Proceeds derived from any such sale first, to the Lessor in an amount of the difference between (i) the Land Acquisition Cost and (ii) the Construction Failure Payment to the extent attributable to clause (i) of the definition thereof (the "Land Construction Failure Payment") received by the Agent pursuant
              ---------------------------------
to clause (i) of the first sentence of this Section 5.7(g), second, to the
   ----------                               --------------
extent the Construction Agent has paid the Land Construction Failure Payment due to the Agent pursuant to clause (i) of the first sentence of this Section
                         ----------                               -------
5.7(g), to the Construction Agent to reimburse it to the extent of its payment of such amount, and third, to the Lessor. The Agent shall distribute the
                    -----
Building Proceeds derived from any such sale first, to the Lessor in an amount of the difference between (i) the Permitted Lease Balance minus the Land Acquisition Cost and (ii) the Construction Failure Payment to the extent attributable to clause (ii) of the definition thereof (the "Building
                                                            --------
Construction Failure Payment"), if any, received by the Agent pursuant to clause
----------------------------                                              ------
(i) of the first sentence of this Section 5.7(g),
---                               --------------
second, to the extent the Construction Agent has paid the Building Construction Failure Payment due to the Agent pursuant to clause (i) of the first sentence of
                                             ----------
this Section 5.7(g), to the Construction Agent to reimburse it to the extent of
     --------------
its payment of such amount, and third, to the Lessor. The Construction Agent
                                -----
shall not have the right, power or authority to bind the Lessor in connection with any proposed sale of the Leased Property.

     V.8.  Rejection of Sale. Notwithstanding anything contained herein to the
           -----------------
contrary, if the Lessor or the Agent rejects the purchase offer for any Leased Property as provided in Section 5.7, then the Agent shall have an appraisal done
                        -----------
of the Leased Property by an independent third party appraiser selected by the Agent, which appraiser shall determine the Fair Market Sales Value of the Leased Property in the condition in which such Leased Property exists at such time (the "Construction Appraised Value"). If (A) if the Construction Appraised Value
 ----------------------------
shall be equal to or greater than the Construction Offer Price, and the Lessor in its sole discretion so elects, or (B) the Construction Appraised Value shall be less than the Construction Offer Price, the Leased Property shall be sold pursuant to Section 5.7(g), and the proceeds of such sale shall be distributed,
            --------------
in accordance with Section 5.7.  If the Construction Appraised Value shall be
                   -----------
equal to or greater than the Construction Offer Price and the Lessor shall not have elected to sell the Leased Property pursuant to Section 5.7(g), (a) the
                                                     --------------
Lessor shall refund to the Lessee the amount by which (x) (i) the Land Construction Failure Payment exceeds (ii) the amount by which (A) the Land Acquisition Costs exceeds (B) the Land Portion of the Construction Appraised Value and (y) (i) the Building Construction Failure Payment exceeds (ii) the amount by which (A) the Permitted Lease Balance minus the Land Acquisition Costs exceeds (B) the Building Portion of the Construction Appraised Value, and (b) the Lessor shall retain title to the Leased Property and shall retain all proceeds with respect to the Leased Property, free and clear of all claims of the Lessee and the Construction Agent.

     V.9.  Return of Leased Property. If the Lessor retains title to any Leased
           -------------------------
Property pursuant to Section 5.8 hereof, then the Construction Agent shall, on
                     -----------
the CDRO Closing Date for such Leased Property (or such later date on which the Lessor shall elect not to sell the Leased Property pursuant to Section 5.7), and
                                                               -----------
at its own expense, return possession of such Leased Property to the Lessor for retention by the Lessor and shall do all things required under Section 5.6 or,
                                                               -----------
if the Construction Agent properly exercises the Construction Default Remarketing Option and fulfills all of the conditions of Section 5.7 hereof and
                                                         -----------
neither the Lessor nor the Agent rejects such purchase offer pursuant to Section
                                                                         -------
5.7, then the Construction Agent shall, on such CDRO Closing Date, and at its
---
own cost, transfer possession of the Leased Property to the independent purchaser thereof, in each case by surrendering the same into the possession of the Lessor or such purchaser, as the case may be, free and clear of all Liens other than Lessor Liens, in as good condition as it was on the CDRO Notice Date, and in compliance in all material respects with Applicable Law and deliver to the independent purchaser thereof the documents described in clauses (i) through
                                                             -----------
(iii) of Section 5.6(a). In the case of a sale under Section 5.7, the
-----    --------------                              -----------
Construction Agent shall, on and within a reasonable time before and after the CDRO Closing Date, cooperate with the Lessor and the independent purchaser of such Leased Property in order to facilitate the ownership and operation by such purchaser of such Leased Property after the

CDRO Closing Date, which cooperation shall include the following, all of which the Construction Agent shall do on or before the CDRO Closing Date or as soon thereafter as is reasonably practicable: providing all books and records, including copies of all Construction Documents, regarding the construction, maintenance and ownership of such Leased Property and all know-how, data and technical information relating thereto, providing a copy of the Plans and Specifications, granting or assigning all permits and licenses (to the extent assignable) necessary for the construction, operation and maintenance of such Leased Property, and cooperating in seeking and obtaining all necessary Governmental Action and taking all action necessary to fully assign and transfer all of its rights, claims and causes of action under all of the Construction Documents (including, without limitation, obtaining all necessary consents to such assignments). The obligations of the Construction Agent under this Section
                                                                        -------
5.9 shall survive the expiration or termination of this Agreement.
---

     V.10.  Reimbursements.  If (i) any deduction was made in the Construction
            --------------
Failure Payment due from the Construction Agent hereunder for amounts payable by the Construction Agent that the Construction Agent was legally required to pay after the end of the Construction Term pursuant to the definition of "Construction Failure Payment" and (ii) the Construction Agent shall be reimbursed in full or in part for such amount by any other Person (including, but not limited to, any insurer), the Construction Agent shall promptly pay the amount so reimbursed to the Lessor.

     V.11.  Building Construction Failure Payment.  The Building Construction
            -------------------------------------
Failure Payment shall include 89.9% of Project Costs (exclusive of Land Acquisition Costs) incurred by Lessor to complete or to further the Construction of the related Leased Property, whether incurred before or after the termination of the Construction Agent's rights and obligations under this Agreement with respect to such Leased Property. To the extent such costs are incurred by Lessor after the payment by the Construction Agent of the Building Construction Failure Payment, the Construction Agent shall make one or more additional payments upon demand to Lessor such that the sum of such payment, plus the Future Value of the amounts previously paid by the Construction Agent on account of the Building Construction Failure Payment equals 89.9% of the aggregate Project Costs (exclusive of Land Acquisition Cost) incurred to the date of calculation, provided that such additional paid amounts shall be included in the
             --------
Building Construction Failure Payment for purposes of calculating any amount required to be reimbursed to the Construction Agent from the proceeds of the sale of the related Leased Property pursuant to this Agreement.

                                  ARTICLE VI

                          NO CONSTRUCTION AGENCY FEE

     VI.1.  Lease as Fulfillment of Lessor's Obligations.  All obligations,
            --------------------------------------------
duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense, and the Construction

Agent will not be entitled to, and the Lessor shall not have any obligation to pay, any agency fee or other fee or compensation, and the Construction Agent shall not be entitled to, and the Lessor shall not have any obligation to make or pay, any reimbursement therefor, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor entering into the Lease and the other Operative Documents.


                                 ARTICLE VII

                 LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

     VII.1.  Exercise of the Lessor's Rights.  The Construction Agent hereby
             -------------------------------
acknowledges and agrees that the rights and powers of the Lessor under this Agreement have been assigned to, and may be exercised by, the Agent.

     VII.2.  Lessor's Right to Cure Construction Agent's Defaults.  The Lessor,
             ----------------------------------------------------
without waiving or releasing any obligation or Construction Agency Event of Default, may, upon prior written notice to the Construction Agent (but shall be under no obligation to), remedy any Construction Agency Event of Default for the account of the Construction Agent, and such costs and expenses shall be capitalized and shall result in an increase to the Funded Amounts related to the related Leased Property. All reasonable out of pocket costs and expenses so incurred (including actual and reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be capitalized and shall result in an increase to the Funded Amounts related to the related Leased Property.


                                 ARTICLE VIII

                                 MISCELLANEOUS

     VIII.1.  Notices.  All notices, consents, directions, approvals,
              -------
instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 8.2 of the Master Agreement.

     VIII.2.  Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the Lessor, the Construction Agent and their respective legal representatives, successors and permitted assigns. The Construction Agent shall not assign its rights or obligations hereunder without the prior written consent of the Lessor and the Agent.

     VIII.3.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
              -------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     VIII.4.  Amendments and Waivers.  Subject to Section 8.4 of the Master
              ----------------------
Agreement, the Lessor and the Construction Agent may from time to time, enter into written amendments, supplements or modifications hereto.

     VIII.5.  Counterparts.  This Agreement may be executed on any number of
              ------------
separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     VIII.6.  Severability.  Any provision of this Agreement which is prohibited
              ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     VIII.7.  Headings and Table of Contents.  The headings and table of
              ------------------------------
contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     VIII.8.  Jurisdiction; Waivers.  The Lessor and the Construction Agent
              ---------------------
hereby acknowledge that the terms of Section 8.11 of the Master Agreement apply to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HUGHES SUPPLY, INC.


                              By
                                --------------------------------
                                Name:
                                     ---------------------------
                                Title:
                                      --------------------------


                              ATLANTIC FINANCIAL GROUP, LTD.

                              By:  Atlantic Financial Managers, Inc., its
                                       General Partner


                              By
                                --------------------------------
                                Name:
                                     ---------------------------
                                Title:
                                      --------------------------

                                                                       EXHIBIT A



                  Supplement to Construction Agency Agreement
                  -------------------------------------------


     SUPPLEMENT to Construction Agency Agreement, dated as of ______________, 200__, between ATLANTIC FINANCIAL GROUP, LTD., a Texas limited partnership (the

"Lessor"), and HUGHES SUPPLY, INC., a Florida corporation (in its capacity as
-------
construction agent, the "Construction Agent").  Capitalized terms used but not
                         ------------------
otherwise defined herein shall have the meanings given them in the Construction Agency Agreement.

     The Lessor and the Construction Agent are parties to that certain Construction Agency Agreement, dated as of June 22, 2001 (as amended, supplemented or otherwise modified, the "Construction Agency Agreement"),
                                         -----------------------------
pursuant to which (i) the Lessor has appointed the Construction Agent as its sole and exclusive agent in connection with the identification and acquisition of Land and construction of the Buildings in accordance with the Plans and Specifications, and (ii) the Construction Agent has agreed, for the benefit of the Lessor, to cause the construction of the Buildings to be completed in accordance with the Plans and Specifications.

     Subject to the terms and conditions of the Construction Agency Agreement, the Lessor and the Construction Agent desire that the terms of the Construction Agency Agreement apply to the Land described in Schedule 1 and wish to execute
                                                ----------
this Supplement to provide therefor.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     1. The Construction Agent agrees to act as Construction Agent and to perform its obligations under the Construction Agency Agreement in connection with the completion of construction of the Building on the Land described in
Schedule 1 in accordance with the Plans and Specifications for such Land.  The
----------
Construction Agent hereby represents and warrants to Lessor that the Construction Agent has heretofore delivered to Lessor a true, correct and complete copy of the Plans and Specifications for the Building on the Land described in Schedule 1 or, if not available on the date hereof, will deliver
             ----------
such Plans and Specifications as soon as available.

     2. Each of the Lessor and the Construction Agent acknowledges and agrees that the development of the Land described in Schedule 1 and the construction of
                                              ----------
the Buildings thereon shall be governed by the terms of the Construction Agency Agreement.

     3. The anticipated construction budget relating to the construction and development of the Building on the Land described in Schedule 1 is $__________.
                                                     ----------
The acquisition cost of the Land described in Schedule 1 is $___________.
                                              ----------

     4. This Supplement shall, upon its execution and delivery, constitute a part of the Construction Agency Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HUGHES SUPPLY, INC.


                              By
                                ---------------------------------
                                Name:
                                Title:


                              ATLANTIC FINANCIAL GROUP, LTD.

                              By:  Atlantic Financial Managers,  Inc., its
General Partner


                              By
                                ---------------------------------
                                Name:
                                Title:

                                                        Schedule 1 to Supplement



                         Description of Land Interest
                         ----------------------------